UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1 to

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

March 22, 2012 (May 17, 2011)

TEXAS CAPITAL BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34657	75-2679109
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 McKinney Avenue, Suite 700 Dallas, Texas U.S.A.	75201
(Address of principal executive offices)	(Zip Code)

(214) 932-6600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This current report on Form 8-K/A amends the Current Report on Form 8-K filed by Texas Capital Bancshares. Inc. (the “Company”) on May 17, 2011 (the “Original 8-K”) and updates disclosures made under Item 5.07, Submission of Matters to a Vote of Security Holders, regarding the results from the Company’s 2011 Annual Meeting of Stockholders held on May 17, 2011 (“2011 Annual Meeting”). The sole purpose of the Amendment is to disclose the decision of the Company regarding how frequently it will conduct non-binding advisory votes on executive compensation. No other changes have been added to the Original 8-K.

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

In a non-binding advisory vote regarding the frequency that shareholders are to be presented with advisory proposals approving executive compensation held at the 2011 Annual Meeting, the frequency of one year received the highest number of votes cast out of those shares present and entitled to vote on the matter. Accordingly, in light of this result, the Company has determined that it will hold an advisory vote on executive compensation every year until the next required vote on the frequency of shareholder votes on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS CAPITAL BANCSHARES, INC.

By:	/s/ Peter B. Bartholow
Peter B. Bartholow Chief Financial Officer

Dated: March 22, 2012

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